                                                                  Exhibit 99.(a)

                       SMITH BARNEY INVESTMENT FUNDS INC.

                              ARTICLES OF AMENDMENT

     Smith Barney Investment Funds Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Corporation is hereby amended to provide that the name and designation of all of the issued and unissued Class L Common Stock of each of the Smith Barney Government Securities Fund, the Smith Barney Investment Grade Bond Fund, the Smith Barney Hansberger Global Value Fund, the Smith Barney Group Spectrum Fund, the Smith Barney Small Cap Value Fund, the Smith Barney Small Cap Growth Fund, the Smith Barney Multiple Discipline Funds--Large Cap Growth and Value Fund, the Smith Barney Multiple Discipline Funds--All Cap Growth and Value Fund and the Smith Barney Multiple Discipline Funds--Global All Cap Growth and Value Fund series of capital stock of the Corporation is hereby changed to Class C Common Stock of such series or Fund.

     SECOND: The foregoing amendment to the Charter of the Corporation has been approved by a majority of the entire Board of Directors and is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action of the stockholders.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its Chairman, President and Chief Executive Officer and witnessed by its Assistant Secretary on the __ day of April, 2004.



WITNESS:                                     SMITH BARNEY INVESTMENT FUNDS INC.


By:   __________________________       By:   __________________________
      Harris Goldblat                        R. Jay Gerken
      Assistant Secretary                    Chairman, President and Chief
                                             Executive Officer

THE UNDERSIGNED, Chairman, President and Chief Executive Officer of Smith Barney Investment Funds Inc., who executed on behalf of the Corporation Articles of Amendment of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                              --------------------------
                                              R. Jay Gerken

                                              Chairman, President and Chief
                                              Executive Officer

                                       - 2 -